UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 9, 2012

GREEN TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11248 (Commission File Number)	84-0938688 (IRS Employer Identification No.)

2880 Zanker Road, Suite 203
San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 432-7285

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On October 7, 2011, the Company signed a Convertible Promissory Note which refinanced non-interest bearing advances in the amount of $661,683 into a convertible note payable. The Convertible Promissory Note is effective December 31, 2010, bears interest at 10% per annum and is payable along with accrued interest on December 31, 2012.  The Convertible Promissory Note is convertible into common stock at the option of the holder at the rate of $0.03 per share.

Additionally, on October 7, 2011, the Company signed a Convertible Promissory Note which refinanced non-interest bearing advances in the amount of $517,673 into a convertible note payable. The Convertible Promissory Note is effective June 30, 2011, bears interest at 10% per annum and is payable along with accrued interest on June 30, 2013.  The Convertible Promissory Note is convertible into common stock at the option of the holder at the rate of $0.03 per share.

On January 9, 2012, the holder of the $661,683 Convertible Note Payable elected to convert the entire principal in the amount of $661,683 into 22,056,100 shares of common stock.

On January 12, 2012, the holder of the $517,673 Convertible Note Payable assigned principal in the amount of $270,000 to six entities ($45,000 each). The new holders of the $517,673 Convertible Note Payable elected to convert principal in the amount of $270,000 into 9,000,000 shares of common stock.

As a result of these conversions there were 31,202,694 shares of common stock outstanding as of March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2012

Green Technology Solutions, Inc.

By:     /s/ Paul Watson

Paul Watson, CEO